                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                           ------------------------


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): September 15, 1997



                         AMERICAN WASTE SERVICES, INC.
            (Exact Name of Registrant as Specified in its Charter)



             Ohio                    1-10599                34-1602983
(State or Other Jurisdiction    (Commission File           (IRS Employer
       of Incorporation)              Number)            Identification No.)



                     One American Way, Warren, Ohio         44484
                (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (330) 856-8800



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            (Former name and address, if changed since last report)



                   This Report contains a total of 2 pages.

                            There are no exhibits.
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ITEM 5.  Other Events

     See the following press release dated September 15, 1997 announcing a settlement with The S. W. Shattuck Company, Inc. regarding a remediation project in Denver, Colorado.

FOR RELEASE AFTER 5:00 P.M. (EST) ON SEPTEMBER 15, 1997
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              AMERICAN WASTE SERVICES, INC. ANNOUNCES SETTLEMENT

     WARREN, Ohio (September 15, 1997) - American Waste Services, Inc. (NYSE:AW) announced today that the Company has resolved its previously disclosed dispute with The S.W. Shattuck Company, Inc. ("Shattuck") regarding a remediation project in Denver, Colorado. Although the settlement requires Shattuck to pay the Company less than the amount requested by the Company in the arbitration proceeding resulting in a $.5 million pre-tax charge in the third quarter of 1997, the resolution provides for payment assurances from Shattuck's shareholder and also provides for the Company to perform additional services for Shattuck with regard to the project on a time and materials basis at the Company's standard rates.

     American Waste Services, Inc. provides integrated waste management and environmental services, including disposal, collection, transportation and transportation-related services, disposal brokerage and management services, environmental engineering, site assessment, analytical laboratory and remediation services to industrial, commercial, municipal and governmental customers.

For more information contact:  Timothy C. Coxson
                               Chief Financial Officer
                               One American Way
                               Warren, OH 44484-5555
                               (330) 856-8800


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMERICAN WASTE SERVICES, INC.



                                         /s/ Timothy C. Coxson
                                        -----------------------------------
                                        By:  Timothy C. Coxson
                                             Executive Vice President, Finance
                                             Treasurer, Chief Financial Officer
DATED:  September 16, 1997